                                                                    Exhibit 99.1
PRESS RELEASE

            NESS TECHNOLOGIES CHIEF FINANCIAL OFFICER LEAVES POSITION

HACKENSACK,  NJ - MARCH 22, 2005 - NESS  TECHNOLOGIES,  INC.  (NASDAQ:  NSTC), a
global  provider  of IT  services  and  solutions,  today  announced  that Yaron
Garmazi,  the  Company's  CFO, has decided to leave his position to pursue other business opportunities. Mr. Garmazi will step down as Chief Financial Officer on or about May 20, 2005.  However,  he will remain available to provide consulting services to the Company as needed.

"I would like to thank Yaron, for his significant  contribution to the Company's successful  IPO, and his leadership of the Company's  financial  division in its first steps as a public company," said Raviv Zoller,  president and CEO. "I wish
Yaron success in his future business endeavors."

Ness is actively  pursuing a replacement for Mr. Garmazi and expects to fill the position in the near-term with an experienced professional who can help lead the
Company in its continued global expansion.

ABOUT NESS TECHNOLOGIES

Ness Technologies (NASDAQ:  NSTC) is a global provider of end-to-end IT services and solutions designed to help clients improve  competitiveness  and efficiency.
Specializing  in outsourcing and offshore,  systems  integration and application development,  software and consulting,  and quality assurance and training, Ness serves a blue-chip client base of over 500 public- and private-sector customers.
With 5,000  employees,  Ness maintains  operations in 14 countries  across North
America,  Europe and Asia  Pacific,  and  partners  with over 100  software  and hardware vendors worldwide.  Ness' "best-shore"  capabilities streamline service delivery and address the full range of client needs. For more information  about
Ness visit WWW.NESS.COM.

This press release contains forward-looking statements within the meaning of the
Private  Securities  Litigation Reform Act of 1995.  Forward-looking  statements
often  are   proceeded   by  words  such  as   "believes,"   "expects,"   "may,"
"anticipates,"  "plans,"  "intends,"  "assumes," "will" or similar  expressions.
Forward-looking statements reflect management's current expectations,  as of the date of this press release,  and involve certain risks and uncertainties.  Ness'
actual results could differ  materially from those  anticipated in these forward looking  statements  as a result of various  factors.  Some of the factors  that could cause future results to materially differ from the recent results or those projected in forward-looking  statements include the "Risk Factors" described in
Ness' Prospectus filed with the Securities and Exchange  Commission on September
29, 2004.

Investor Contact:                                    Media Contact:
Daphna Golden                                        David Kanaan
Phone: +972-3-7666816                                Phone: + 972-3-5408188
                                                     Email: media.int@ness.com

Erik Knettel                                         Allan Jordan
Phone: 646 - 284 - 9415                              Phone: 646 - 284 - 9452
Email: investor@ness.com                             Email: media@ness.com